UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 20, 2026

Date of Report (Date of earliest event reported)

FLAG SHIP ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42138	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 Broadway, Suite 934

New York, New York 10004

(Address of Principal Executive Offices, and Zip Code)

(646)-362-0256

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, and one right	FSHPU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.001 par value	FSHP	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10th) of one Ordinary Share	FSHPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

On July 20, 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of Flag Ship Acquisition Corporation (the “Company”) approved the engagement of Wei, Wei & Co., LLP as the Company’s new independent registered public accounting firm for the year ending December 31, 2026, effective as of such date. In connection with the selection of Wei, Wei & Co., LLP, the Audit Committee dismissed MaloneBailey LLP (“MaloneBailey”) as the Company’s independent registered public accounting effective July 20, 2026.

During the years ended December 31, 2025 and 2024, and the subsequent period through the date of their dismissal, there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of MaloneBailey, would have caused MaloneBailey to make reference to the subject matter of the disagreement in their reports.

During the fiscal years ending December 31, 2025 and December 31, 2024 and the subsequent period through the date of dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K). except that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 identified certain material weaknesses in its internal control over financial reporting. The material weaknesses identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 relating to (i) inadequate segregation of duties within account processes due to limited personnel, and (2) insufficient written policies and procedure for accounting, IT, financial reporting and record keeping.

The report of MaloneBailey on the Company’s balance sheets as of December 31, 2025 and 2024, and the related statements of operations, changes in shareholder’s deficit and cash flows for the year ended December 31, 2025 and December 31, 2024, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because of the Company’s net capital deficiency and has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans, and its dependence on the completion of a business combination within a prescribed period of time.

The Company provided MaloneBailey with a copy of this Form 8-K and requested that MaloneBailey provides the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of MaloneBailey’s letter is furnished as Exhibit 16.1 to this Form 8-K.

During the years ended December 31, 2025 and 2024, and the subsequent period through the date of its engagement of Wei, Wei & Co., LLP, neither the Company nor anyone on its behalf has consulted Wei, Wei & Co., LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements or the effectiveness of internal control over financial reporting, where either a written report or oral advice was provided to the Company that Wei, Wei & Co., LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
16.1	Letter from MaloneBailey LLP to the Securities & Exchange Commission dated July 20, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Flag Ship Acquisition Corporation

Dated: July 21, 2026	By:	/s/ Matthew Chen
	Name:	Matthew Chen
	Title:	Chief Executive Officer

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